UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-4387

 ______________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2020, Ichor Energy Holdings, LLC, a Nevada limited liability company (“Parent”), and Ichor Energy, LLC, a Nevada limited liability company (“Borrower”), each subsidiaries of Viking Energy Group, Inc. (“Viking”), entered into a First Amendment to Credit Agreement (the “First Amendment”), by and among Parent, Borrower, the other loan parties party thereto (the “Loan Parties”), ABC Funding, LLC, as administrative agent and collateral agent (the “Agent”) for the various lenders (collectively, the “Lenders”), and the Lenders. The First Amendment has an effective date of March 31, 2020.

The First Amendment amends that certain Term Loan Credit Agreement (the “Term Loan”) dated December 28, 2018, by and among Parent, Borrower, the Loan Parties, the Lenders and the Agent to, among other things, reduce the permitted Asset Coverage Ratio for the fiscal quarters ending March 31, 2020, June 30, 2020 and September 30, 2020 from 1.35:1.00 to 1:15:1.00.

Additionally, the First Amendment revises the interest rate under the Term Loan. Pursuant to the First Amendment, for the period from and including May 16, 2020 and continuing thereafter, the per annum interest rate is:

•	if, as of the last day of the immediately preceding fiscal quarter, the Asset Coverage Ratio is less than 1.50:1.00, then the interest rate is the greater of (x) a floating rate of interest equal to 11.00% plus LIBOR, and (y) a fixed rate of interest equal to 13.00%, or

•	if, as of the last day of the immediately preceding fiscal quarter, the Asset Coverage Ratio is greater than or equal to 1.50:1.00, then the interest rate is the greater of (x) a floating rate of interest equal to 10.50% plus LIBOR and (y) a fixed rate of interest equal to 12.50%.

The foregoing description of the First Amendment is qualified by reference to the full text of the First Amendment, which is filed herewith as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

In consideration of the Lenders entering into the First Amendment, on or about June 3, 2020, the Borrower issued the Lenders warrants (the “Borrower Warrants”) to purchase up to 21,505 common units of Borrower at an exercise price equal to $0.01 per common unit. Following the issuance of the Borrower Warrants, the Lenders hold warrants to purchase up to 7.0% of the common units of Borrower. The issuance of the Borrower Warrants to the Lenders was made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as there was no general solicitation, the Lenders were accredited investors, and the issuances did not involve a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

First Amendment to Credit Agreement, effective as of March 31, 2020, by and among Ichor Energy Holdings, LLC, Ichor Energy, LLC, the other Loan Parties party thereto, the Lenders, and ABC Funding, LLC, as administrate agent and collateral agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Energy Group, Inc.

Dated: June 4, 2020	By:	/s/ James Doris
	Name:	James Doris
	Title:	CEO & Director

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